UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 15, 2016
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, the Compensation and Executive Organization Committee (the “Committee”) of the Board of Directors of The Hershey Company (the “Company”) approved a retention award for Terence L. O’Day, the Company’s Senior Vice President and Chief Supply Chain Officer.

The award was granted in the form of time-based restricted stock units (“RSUs”), with Mr. O’Day receiving a contingent grant of 5,206 RSUs. In general, the RSUs will vest in the event Mr. O’Day remains employed by the Company and/or its subsidiaries as of June 15, 2017, the one-year anniversary of the grant date (subject to earlier vesting in the event of the recipient’s death or disability).

The award was granted pursuant to the terms and conditions of a Notice of Special Award of Restricted Stock Units (the “RSU Award Agreement”), the form of which was approved by the Committee on February 15, 2016.

The foregoing is not a complete description of the RSU Award Agreement and is qualified in its entirety by reference to the full text of the RSU Award Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Form of Notice of Special Award of Restricted Stock Units (post-February 15, 2016 version)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: June 17, 2016	By: /s/ Leslie M. Turner
Leslie M. Turner Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Notice of Special Award of Restricted Stock Units (post-February 15, 2016 version)